SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2002

SPX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction
of incorporation or organization)

1-6498 (Commission File Number)	38-1016240 (I.R.S. Employer Identification No.)

13515 Ballantyne Corporate Place Charlotte, North Carolina (Address of principal executive offices)	28277 (Zip Code)

Registrant’s telephone number, including area code (704) 752-4400

Item 5.    Other Events.

On December 13, SPX Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc. as representative of the underwriters named therein for the sale of $500 million of 7.5% senior notes due January 1, 2013 (the “Notes”). The Notes will be issued pursuant to an Indenture, as supplemented, to be dated December 27, 2002, between the Company and JPMorgan Chase Bank.

Item 7.    Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.

1.1	Underwriting Agreement, dated as of December 13, 2002 between SPX Corporation and J.P. Morgan Securities Inc. as representative of the several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX Corporation

Date: December 17, 2002	By:	/s/ PATRICK J. O’LEARY
	Name:	Patrick J. O’Leary
	Title:	Vice President Finance, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

1.1	Underwriting Agreement dated December 13, 2002, between the Company and J.P. Morgan Securities Inc. as representative of the several underwriters named therein.